POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

That the undersigned, Michael W. Ferro, Jr. and MERRICK RIS, LLC, jointly and severally, have made, constituted and appointed, and BY THESE PRESENTS do make, constitute and appoint Mark A. Harris, Ryan D. Harris, Daniel S. Fuchs, Julie Ann B. Schumitsch and Craig D. Apolinsky as each of the undersigned’s true and lawful attorneys and agents for each of the undersigned and in each of the undersigned’s name, place and stead to execute all documents each of them, acting alone or together, deem necessary and proper to comply with Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the undersigned’s ownership, whether direct, indirect, beneficial or otherwise, in the securities of Merge Healthcare Incorporated and take such other actions on each of the undersigned’s behalf related to the referenced transactions as they deem necessary and proper, giving and granting unto their said attorneys full power and authority to do and perform all and every act and thing whatsoever, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as each might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorneys or their substitutes shall lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the Securities and Exchange Commission. The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys and agents.

The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorneys and agents with respect to the undersigned’s obligations to file any form or schedule in compliance with Section 16 of the Securities and Exchange Act of 1934, as amended, with the Securities and Exchange Commission.

IN TESTIMONY WHEREOF, each of the undersigned have hereunto set its hand and seal as of the 13th day of June, 2008.

MERRICK RIS, LLC

/s/ Michael W. Ferro, Jr.	(SEAL)

By: Michael W. Ferro, Jr. Its: Chief Executive Officer

/s/ Michael W. Ferro, Jr.	(SEAL)

Michael W. Ferro, Jr.